As filed with the Securities and Exchange Commission on November 2, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Alimera Sciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-0028718
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

6120 Windward Parkway, Suite 290

Alpharetta, GA 30005

(678) 990-5740

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Richard S. Eiswirth, Jr.
President and Chief Executive Officer
6120 Windward Parkway,  Suite 290
Alpharetta, GA 30005
(678) 990-5740

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Christopher S. Visick Vice President and General Counsel 6120 Windward Parkway, Suite 290 Alpharetta, GA 30005 (678) 990-5740	Charles D. Vaughn Michael K. Bradshaw, Jr. Nelson Mullins Riley & Scarborough LLP Atlantic Station, Suite 1700 201 17th Street NW Atlanta, GA 30363 (404) 322-6000

Approximate date of commencement of proposed sale to the public:

From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or classes of additional securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑
Non-accelerated filer ☐	Smaller reporting company ☑
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Aggregate Offering Price (3)	Amount of Registration Fee (4)
Title of Each Class of Securities to be Registered
Common Stock, par value $0.01 per share
Preferred Stock, par value $0.01 per share
Debt Securities
Warrants
Units
Total			$100,000,000	$10,910

(1)

Such indeterminate amount or number of shares of common stock; shares of preferred stock; warrants to purchase any combination of shares of common stock, shares of preferred stock or debt securities; debt securities; rights to purchase any combination of shares of common stock, shares of preferred stock, debt securities or units; and units representing an interest in a combination of one or more of the securities registered hereunder, as may from time to time be issued at indeterminate prices, with an aggregate initial offering price not to exceed $100,000,000. If any debt securities are issued at an original issue discount, then the issue price, and not the principal amount of such debt securities shall be used for purposes of calculating the aggregate initial offering price of all securities issued. Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder. The securities also include such indeterminate number of shares of preferred stock, shares of common stock or principal amounts of debt securities as may be issued upon conversion or exchange for debt securities that provide for conversion or exchange, upon exercise of warrants to purchase preferred stock, common stock or debt securities, upon conversion of shares of preferred stock or pursuant to the anti-dilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)

The proposed maximum aggregate offering price per class of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(3)

Estimated solely for purposes of computing the registration fee. No separate consideration will be received for (i) common stock or other securities of the registrant that may be issued upon conversion of, or in exchange for, convertible or exchangeable debt securities and/or preferred stock registered hereby, or (ii) preferred stock, common stock, debt securities or units that may be issued upon exercise of warrants registered hereby, as the case may be.

(4)

Calculated pursuant to Rule 457(o) under the Securities Act. The $100,000,000 of securities registered pursuant to this registration statement includes $98,400,000 of securities (the “Unsold Securities”) registered pursuant to the Registration Statement on Form S-3 (No. 333-221061), which became effective on November 3, 2017. Pursuant to Rule 415(a)(6) under the Securities Act, the filing fees previously paid in connection with the Unsold Securities will continue to be applied to the Unsold Securities. A filing fee of $174.56 is paid herewith in connection with the $1,600,000 of additional securities registered hereunder.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated November 2, 2020

PROSPECTUS

$100,000,000

Preferred Stock
Common Stock
Debt Securities
Warrants
Units

From time to time, we may offer and sell shares of preferred stock, common stock, debt securities or warrants to purchase preferred stock, common stock or any combination of these securities, either separately or in units, in one or more offerings in amounts, at prices and on terms that we will determine at the time of the offering. The debt securities and warrants may be convertible into or exercisable or exchangeable for preferred stock, common stock or debt securities and the preferred stock may be convertible into or exchangeable for common stock. The aggregate initial offering price of all securities sold by us under this prospectus will not exceed $100,000,000.

Each time we offer securities, we will provide you with specific terms of the securities offered in supplements to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, the information incorporated by reference in this prospectus, any applicable prospectus supplement and the additional information described below under the heading “Where You Can Find More Information” carefully before you invest in any of the securities offered hereby.

Our common stock is listed on The Nasdaq Global Market under the symbol “ALIM.” The last reported sale price of our common stock on October 30, 2020 was $4.245 per share.

As of September 4, 2020, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $27,557,405, which we calculated based on 5,131,744 shares of outstanding common stock, of which 4,792,592 shares were held by non-affiliates, and a price per share of $5.75 as of September 4, 2020, which is a date within 60 days prior to the date of this prospectus. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell, pursuant to the registration statement of which this prospectus forms a part, securities in a public primary offering with a value exceeding one-third of the aggregate market value of our outstanding common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our outstanding common stock held by non-affiliates remains below $75 million. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.6 of Form S-3.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 4 of this prospectus and in the other documents incorporated by reference in this prospectus and the applicable prospectus supplement to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The securities offered by this prospectus may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers. We will set forth the names of any underwriters or agents in an accompanying prospectus supplement. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution.” The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

The date of this prospectus is                        , 2020

You should rely only on the information contained or incorporated by reference in this prospectus or any applicable prospectus supplement. We have not authorized anyone to provide you with information in addition to or different from that contained in this prospectus or any applicable prospectus supplement. We will be offering to sell, and seeking offers to buy, the securities only in jurisdictions whether offers and sales are permitted. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date on the front of those documents.

Unless the context otherwise requires, throughout this prospectus and any applicable prospectus supplement, the words “Alimera,” “we,” “us,” the “registrant” or the “Company” refer to Alimera Sciences, Inc. and its subsidiaries (as applicable), and the term “securities” refers collectively to our preferred stock, common stock, debt securities or warrants to purchase preferred stock, common stock or debt securities, or any combination of the foregoing securities.

1

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Using this process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offering transactions up to a total dollar amount of $100,000,000. This prospectus provides a general description of the securities we may offer. Each time we sell any securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the specific terms of that particular offering. Each such prospectus supplement may also add, update or change information contained in this prospectus. To the extent that any statement we make in a prospectus supplement is inconsistent with statements made in this prospectus or any document incorporated by reference herein, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to the offering of the securities described in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sales of securities. To obtain additional information that may be important to you, you should read the exhibits we filed with the registration statement of which this prospectus is a part or our other filings with the SEC. You should read this prospectus, any applicable prospectus supplement and the additional information described below under “Where You Can Find More Information” before making any investment decision with respect to the securities offered hereby.

2

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any applicable prospectus supplement and the documents incorporated by reference contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this prospectus, any applicable prospectus supplement and the documents incorporate by reference regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. These statements are subject to risks and uncertainties and are based on information currently available to our management. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “contemplates,” “predict,” “project,” “target,” “likely,” “potential,” “continue,” “ongoing,” “will,” “would,” “should,” “could,” or the negative of these terms and similar expressions or words, identify forward-looking statements. The events and circumstances reflected in our forward-looking statements may not occur and actual results could differ materially from those projected in our forward-looking statements. Meaningful factors that could cause actual results to differ include:

•	the adverse effects of the COVID-19 pandemic, and its unpredictable duration, in the regions where we have customers, employees and distributors;
•

the adverse effects of the COVID-19 pandemic on sales of ILUVIEN® resulting from (a) limitations on in-person access to physicians for treatment imposed by governments or healthcare facilities and (b) the unwillingness of patients, many of whom suffer from diabetic macular edema and, in Europe, non-infectious uveitis, to visit their physicians in person for fear of contracting the COVID-19 coronavirus;

•

the possibility that we may fail to plan appropriately to meet the demand of our customers for ILUVIEN, which could lead either to (a) ILUVIEN being out of stock or (b) our investment of a greater amount of cash in inventory than we need;

•	the possibility that the economic impact of the COVID-19 pandemic will lead to changes in reimbursement policies and reduce market access for ILUVIEN in countries where we sell ILUVIEN;
•

the possibility that we may fail to maintain or modify as necessary our internal controls over financial reporting in the current environment in which (a) some of our employees may be required to work remotely from time to time and (b) we or our distributors are required to modify our standard business processes to take into account the current environment in light of the COVID-19 pandemic;

•	the possibility of reduced efficiency and potential distractions of our employees resulting from the impact of the COVID-19 pandemic, and the resulting loss of productivity;
•	the possibility that we may fail to comply with minimum required revenue and liquidity covenants in our $45.0 million loan and security agreement with Solar Capital Ltd.;
•	uncertainty associated with our transition from the previous third-party manufacturer of certain component parts of the ILUVIEN injector to the successor manufacturer;
•	dependence on third-party manufacturers to manufacture ILUVIEN or any future products or product candidates in sufficient quantities and quality, in a timely manner, and at an acceptable price;
•

financial uncertainty associated with the adverse effects of the COVID-19 pandemic and the duration of those effects, which had an adverse effect on our revenue beginning late in the first quarter and continuing through the third quarter of 2020 and may in the future have an adverse effect on our revenue and on our financial condition and cash flows as well as an impact in future periods on certain estimates used in the preparation of our quarterly financial results, including impairment of intangible assets, the income tax provision and recoverability of certain receivables;

•

a slowdown or reduction in our sales due to, in addition to the other factors cited above, a reduction in end user demand, unanticipated competition, regulatory issues, or other unexpected circumstances;

•

uncertainty regarding our ability to achieve profitability and positive cash flow through the commercialization of ILUVIEN in the U.S., the European Economic Area and other regions of the world where we sell ILUVIEN;

•	uncertainty regarding the pricing and reimbursement guidelines for ILUVIEN or any future products or product candidates, including ILUVIEN in new markets;
•

uncertainty associated with our pursuit of reimbursement approval from local health authorities in certain countries for the recently obtained additional indication for ILUVIEN for prevention of relapse in recurrent non-infectious uveitis affecting the posterior segment of the eye (NIU-PS);

•	uncertainty associated with our ability to meet any post-market requirements for NIU-PS in the European Economic Area;
•

the possibility that the NEW DAY Study may fail to demonstrate the efficacy of ILUVIEN as baseline therapy in patients with early diabetic macular edema (DME) or to generate data demonstrating the benefits of ILUVIEN when compared to the current leading therapy for DME, as well as uncertainty regarding the total expense we will incur over the next three to four years related to the NEW DAY Study and how we will fund these costs;

•	the possibility that we may not be entitled to forgiveness of our PPP loan;
•	uncertainty associated with our ability to retain our current employees and to recruit and retain the new employees we need in the future, in particular a productive sales force;
•	the possibility that we may fail to comply with the Nasdaq listing standards in the future;
•	uncertainty associated with our ability to successfully commercialize ILUVIEN following regulatory approval in additional markets;
•	delay in or failure to obtain regulatory and reimbursement approval of ILUVIEN or any future products or product candidates in additional countries; and
•	our possible need to raise additional financing.

All written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We caution investors not to rely too heavily on the forward-looking statements we make or that are made on our behalf. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Any forward-looking statement made by us in this prospectus speaks only as of the date of this prospectus. We undertake no obligation and specifically decline any obligation to update any of these forward-looking statements after the date of such statements are made, whether as a result of new information, future events or otherwise. Please see, however, any further disclosures we make on related subjects in any annual, quarterly or current reports that we may file with the SEC.

You should read this prospectus,  the documents that we reference in this prospectus and the documents that have been filed as exhibits to the registration statement of which this prospectus is a part completely and with the understanding that our actual future results may be materially different from what we expect.

In addition, you should refer to the section of this prospectus entitled “Risk Factors” as well as the documents we have incorporated by reference for a discussion of other important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.

PROSPECTUS SUMMARY

We are a pharmaceutical company that specializes in the commercialization and development of prescription ophthalmic pharmaceuticals. We presently focus on diseases affecting the back of the eye, or retina, because we believe these diseases are not well treated with current therapies and represent a significant market opportunity.

Our only commercial product is ILUVIEN®, an intravitreal implant that treats patients by delivering a continuous microdose of the non-proprietary corticosteroid fluocinolone acetonide (FAc) in the eye, for up to 36 months. “Intravitreal” refers to the space inside the eye behind the lens that contains the jelly-like substance called vitreous. ILUVIEN was initially developed to treat diabetic macular edema (DME), a disease of the retina that affects individuals with diabetes and can lead to severe vision loss and blindness. ILUVIEN can also be used to prevent relapse in recurrent non-infectious uveitis affecting the posterior segment of the eye (NIU-PS). Uveitis is an inflammatory disease of the uveal tract, which is comprised of the iris, ciliary body and choroid, that can lead to severe vision loss and blindness.

ILUVIEN is inserted into the back of the patient’s eye in a non-surgical procedure employing a device with a 25-gauge needle, which allows for a self-sealing wound. We believe that corticosteroids provide the best option in the treatment of DME and NIU-PS because they reduce the inflammatory aspects of the disease. Further, we believe that ILUVIEN’s CONTINUOUS MICRODOSING™ delivery makes it the only approved drug therapy for DME that can deliver consistent daily therapeutic levels of corticosteroid. The delivery mechanism of ILUVIEN provides lower daily and aggregate exposure to corticosteroids than any other intraocular dosage forms currently available, which we believe mitigates the typical risks associated with corticosteroid therapy. Further, ILUVIEN, which is non-bioerodible, provides consistent delivery as a result of its constant surface area, permitting elution of FAc to the vitreous. This provides a sustained therapeutic effect on DME and NIU-PS. Other therapies that physicians currently use to treat DME, such as anti-vascular endothelial growth factor (VEGF) treatments and other corticosteroids, are acute (short-acting) therapies that provide a higher initial daily dose but then rapidly decline, requiring frequent reinjection by the physician to maintain or reestablish the therapeutic effect.

ILUVIEN delivers continuous daily sub-microgram levels of FAc in both in vitro and in vivo release kinetic studies for up to 36 months, making it the only single injection therapy available to treat the retina consistently every day for up to three years, to control the recurrence of edema, allowing patients to see better, longer with fewer injections. The delivery mechanism of ILUVIEN provides lower daily and aggregate exposure to corticosteroids than any other intraocular dosage forms currently available for DME in the U.S. and in the other countries in which we have approval. We believe that the lower daily and aggregate exposure to corticosteroids mitigates the typical risks associated with corticosteroid therapy. Additionally, the side effects of ILUVIEN are consistent with and predictable following the use of shorter duration or acute corticosteroid therapies, increasing the physician’s ability to manage those side effects.

The active compound in ILUVIEN is FAc, a non-proprietary corticosteroid that is a member of the class of steroids known as corticosteroids. Corticosteroids have demonstrated a range of pharmacological actions, including inhibition of inflammation, inhibition of leukostasis, up regulation of occludin, inhibition of the release of certain inflammatory cytokines and suppression of VEGF secretion. Leukostasis refers to the accumulation of white blood cells at a particular site, which leads to further tissue damage. Occludin is an important protein in maintaining and reinforcing the tight junctions between cells. These pharmacological actions have the potential to treat various ocular conditions, including DME, NIU-PS, Non-Proliferative Diabetic Retinopathy (NPDR), retinal vein occlusion (RVO), dry age-related macular degeneration (AMD) and wet AMD. However, FAc shares many of the same “class effect” side effects seen with other corticosteroids that are currently available for intraocular use. The two main side effects of using corticosteroids to treat ocular conditions are (a) increased intraocular pressure, which may increase the risk of glaucoma, and (b) the acceleration of cataract formation. FAc is uniquely lipophilic, making it very effective at penetrating retina tissue, and allowing it to achieve a therapeutic effect at a very low dose, typically lower than other corticosteroids.

Corporate Information

We are a Delaware corporation incorporated on June 4, 2003 and we commenced operations on that date. Our principal executive office is located at 6120 Windward Parkway, Suite 290, Alpharetta, Georgia 30005 and our telephone number is (678) 990-5740. Our website address is www.alimerasciences.com. The information contained on, or that can be accessed through, our website is not part of this prospectus and should not be considered part of this prospectus.

“Alimera Sciences” and “ILUVIEN” are trademarks of Alimera Sciences, Inc. This prospectus may also include other registered and unregistered trademarks of Alimera Sciences, Inc. and other persons.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the specific risks discussed or incorporated by reference into this prospectus and the applicable prospectus supplement, together with all the other information contained in this prospectus and the applicable prospectus supplement or incorporated by reference into this prospectus and the applicable prospectus supplement, including the risks, uncertainties and assumptions discussed under the caption “Risk Factors” in documents we file from time to time with the SEC, specifically our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, our Current Reports on Form 8-K and in subsequent filings. These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future or by a prospectus supplement relating to a particular offering of our securities. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of your investment.

DESCRIPTION OF SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of the securities we may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any securities will be described in the applicable prospectus supplement.

Common Stock

General

We currently have authorized 150,000,000 shares of common stock, par value $0.01 per share. As of October 29, 2020, there were 5,131,744 shares of common stock outstanding held of record by 28 stockholders. Holders of our common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of our common stock are fully paid and nonassessable.

The following summary of the terms of our common stock is subject to and qualified in its entirety by reference to our restated certificate of incorporation and bylaws, copies of which are on file with the SEC as exhibits to previous SEC filings. Please refer to the section entitled “Where You Can Find More Information” for directions on obtaining these documents.

Voting Rights

The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders, including, without limitation, the election of our board of directors. Our stockholders have no right to cumulate their votes in the election of directors.

Dividends

Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of our common stock are entitled to receive ratably those dividends declared from time to time by the board of directors.

Rights Upon Liquidation

Subject to preferences that may apply to shares of preferred stock outstanding at the time, in the event of liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in assets remaining after payment of liabilities.

Anti-Takeover Effects of Our Restated Certificate of Incorporation, Bylaws and Delaware Law

Some provisions of Delaware law and our restated certificate of incorporation and bylaws could make the following transactions more difficult: our acquisition by means of a tender offer; our acquisition by means of a proxy contest or otherwise; or removal of our incumbent officers and directors.

Section 203 of the Delaware General Corporation Law is applicable to takeovers of Delaware corporations. Subject to exceptions enumerated in Section 203, Section 203 provides that a corporation shall not engage in any business combination with any “interested stockholder” for a three-year period following the date that the stockholder becomes an interested stockholder unless:

•	prior to that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, though some shares may be excluded from the calculation; and

•

on or subsequent to that date, the business combination is approved by the board of directors of the corporation and by the affirmative votes of holders of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Except as specified in Section 203, an interested stockholder is generally defined to include any person who, together with any affiliates or associates of that person, beneficially owns, directly or indirectly, 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation, any time within three years immediately prior to the relevant date. Under certain circumstances, Section 203 makes it more difficult for an interested stockholder to effect various business combinations with a corporation for a three-year period, although the stockholders may elect not to be governed by this section, by adopting an amendment to the certificate of incorporation or bylaws, effective 12 months after adoption. Our restated certificate of incorporation and bylaws do not opt out from the restrictions imposed under Section 203. We anticipate that the provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with the board because the stockholder approval requirement would be avoided if a majority of the directors then in office excluding an interested stockholder approve either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder. These provisions may have the effect of deterring hostile takeovers or delaying changes in control, which could depress the market price of our common stock and deprive stockholders of opportunities to realize a premium on shares of common stock held by them.

In addition to our board of directors’ ability to issue shares of preferred stock, our restated certificate of incorporation and bylaws contain provisions that may discourage, delay or prevent a change in our management or control over us that stockholders may consider favorable. Our restated certificate of incorporation and bylaws:

•	authorize the issuance of “blank check” preferred stock that could be issued by our board of directors to thwart a takeover attempt;
•	do not provide for cumulative voting in the election of directors, which would allow holders of less than a majority of the stock to elect some directors;

•

establish a classified board of directors, as a result of which the successors to the directors whose terms have expired will be elected to serve from the time of election and qualification until the third annual meeting following their election;

•	require that directors only be removed from office for cause;
•	provide that vacancies on the board of directors, including newly-created directorships, may be filled only by a majority vote of directors then in office;
•	limit who may call special meetings of stockholders;
•	prohibit stockholder action by written consent, requiring all actions to be taken at a meeting of the stockholders; and
•	establish advance notice requirements for nominating candidates for election to the board of directors or for proposing matters that can be acted upon by stockholders at stockholder meetings.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company LLC.

Listing

Our common stock is listed on The Nasdaq Global Market under the symbol “ALIM.”

Preferred Stock

General

We currently have authorized 10,000,000 shares of preferred stock, par value $0.01, the rights and preferences of which may be established from time to time by our board of directors.

Under Delaware law and our restated certificate of incorporation, our board of directors is authorized, without stockholder approval, to issue shares of preferred stock from time to time in one or more series. Subject to limitations prescribed by Delaware law and our restated certificate of incorporation and bylaws, the board of directors can determine the number of shares constituting each series of preferred stock and the designation, preferences, voting powers, qualifications, and special or relative rights or privileges of that series. These may include provisions concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and other subjects or matters as may be fixed by resolution of the board or an authorized committee of the board. The preferred stock offered by this prospectus will, when issued, be fully paid and nonassessable.

Our board of directors could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of discouraging a takeover or other transaction which holders of some, or a majority, of our common stock might believe to be in their best interests or in which holders of some, or a majority, of our common stock might receive a premium for their shares over the then market price of those shares.

If we offer a specific series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the certificate establishing the terms of the preferred stock with the SEC. To the extent required, this description will include:

•	the title and stated value;

•	the number of shares offered, the liquidation preference per share, and the purchase price;

•	the dividend rate(s), period(s), and/or payment date(s), or method(s) of calculation for such dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into Alimera common stock, and, if applicable, the conversion price (or how it will be calculated) and conversion period;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated) and exchange period;

•	voting rights, if any, of the preferred stock;

•	a discussion of any material and/or special U.S. federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution, or winding up of the affairs of Alimera; and

•

any material limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon liquidation, dissolution, or winding up of Alimera.

The transfer agent and registrar for any series or class of preferred stock will be set forth in the applicable prospectus supplement.

Series A Convertible Preferred Stock

On October 1, 2012, we filed a certificate of designation which designated 1,300,000 shares of our preferred stock as “Series A Convertible Preferred Stock.” As of June 30, 2020, there were 600,000 shares of Series A Convertible Preferred Stock. Warrants to purchase 300,000 shares of Series A Convertible Preferred Stock expired on October 2, 2017.

Conversion. Each share of Series A Convertible Preferred Stock, including any shares of Series A Convertible Preferred Stock issued upon exercise of the warrants, is convertible into shares of Alimera’s common stock at any time at the option of the holder at the rate (conversion rate) equal to $40.00 (original purchase price) divided by a conversion price of $39.90 (conversion price).

Each share of Series A Convertible Preferred Stock shall automatically be converted into shares of common stock at the conversion price upon the date on which we consummate an equity financing transaction pursuant to which we sell to one or more third party investors either (a) shares of common stock or (b) other equity securities that are convertible into shares of common stock and that have rights, preference or privileges, senior to or on a parity with, the Series A Convertible Preferred Stock, in each case having an as-converted per share of common stock price of not less than $150.00 and that results in total gross proceeds to us of at least $30,000,000. The Series A Convertible Preferred Stock is not convertible at our option.

All conversion prices and adjustments to the conversion price of the Series A Convertible Preferred Stock shall be appropriately adjusted in the event of stock splits, combinations, stock dividends, recapitalizations and the like with respect to the Series A Convertible Preferred Stock.

Liquidation Preference. In the event of a Liquidation Transaction, as defined below, holders of the Series A Convertible Preferred Stock will receive, before any proceeds are distributed to the holders of common stock or any other stock or equity security, a payment equal to the greater of (i) the original purchase price (as adjusted for stock dividends, splits, combinations and similar events with respect to the Series A Convertible Preferred Stock), plus any declared and unpaid dividends, per share of Series A Convertible Preferred Stock and (ii) the amount each holder of a share of Series A Convertible Preferred Stock would be entitled to receive all shares of Series A Convertible Preferred Stock been converted into shares of common stock at the then-effective conversion rate immediately prior to such Liquidation Transaction. Unless waived by the holders of at least 70% of the then outstanding shares of Series A Convertible Preferred Stock, voting together as a separate class, the following shall be deemed to constitute a “Liquidation Transaction”: (a) our acquisition by means of merger, consolidation, stock sale, tender offer, exchange offer or other form of corporate reorganization in which our outstanding shares are exchanged or sold, in one transaction or a series of related transactions, for cash, securities, property or other consideration issued, or caused to be issued, by the acquiring entity or its subsidiary, or any other person or group of affiliated persons and in which the holders of our capital stock hold less than a majority of the voting power of the surviving entity and (b) any sale, transfer, exclusive license or lease of all or substantially all of the properties or assets or us or our subsidiaries (each of such transactions in clause (a) and (b), together with our actual liquidation, dissolution or winding up, a Liquidation Transaction), provided that none of the following shall be deemed to constitute a Liquidation Transaction: (x) a transaction for which the sole purpose is to change the state of our incorporation, (y) a transaction for which the sole purpose is to create a holding company that will hold no assets other than our shares and that will have securities with rights, preferences, privileges and restrictions substantially similar to ours and that are owned in substantially the same proportions by the persons who held such of our securities, in each case immediately prior to such transaction or (z) our entry into a license transaction for the purpose of developing and/or commercializing one or more of our products, so long as such license transaction would not be reasonably considered to be a sale or license of all or substantially all of our assets.

Voting Rights. Except as otherwise set forth in the certificate of designation, the Series A Convertible Preferred Stock will vote together with the common stock on an as converted basis based on a deemed conversion price of $44.25 per share.

In addition, for so long as at least 37.5% of the shares of Series A Convertible Preferred Stock issued to the selling stockholders at the closing of our Series A Convertible Preferred Stock financing are held by the initial selling stockholders or their affiliates, we may not without first obtaining approval of the holders of at least 70% of the then outstanding shares of Series A Convertible Preferred Stock, voting together as a separate class: (i) increase or decrease the authorized number of shares of Series A Convertible Preferred Stock; (ii) authorize, create, issue or obligate ourselves to issue (by reclassification, merger or otherwise) any security (or any class or series thereof) or any indebtedness, in each case that has any rights, preferences or privileges senior to, or on a parity with, the Series A Convertible Preferred Stock, or any security convertible into or exercisable for any such security or indebtedness (other than the issuance of (a) up to an aggregate of $35,000,000 of indebtedness pursuant to our then existing credit facility, as the same may be amended, refinanced or resyndicated from time to time or (b) up to an aggregate of $500,000 of indebtedness pursuant to operating, capital or equipment leases entered into in the ordinary course of business (such indebtedness being the Permitted Indebtedness)); (iii) amend our certificate of incorporation (including by filing any new certificate of designation or elimination) or the certificate of designation, in each case in a manner that adversely affects the rights, preference or privileges of the Series A Convertible Preferred Stock; (iv) redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any shares of common stock or preferred stock; provided, however, that this restriction shall not apply to (a) the redemption of rights issued pursuant to any “poison pill” rights plan or similar plan we adopt after the closing of our Series A Convertible Preferred Stock financing or (b) the repurchases of stock from former employees, officers, directors or consultants who performed services for us in connection with the cessation of such employment or service pursuant to the terms of existing agreements with such individuals; (v) declare or pay any dividend or distribution on any shares of capital stock; provided, however, that this restriction shall not apply to (a) dividends payable to holders of common stock that consist solely of shares of common stock for which adjustment to the conversion price of the Series A Convertible Preferred Stock is made pursuant to the certificate of designation or (b) dividends or distributions issued pro rata to all holders of capital stock (on an as-converted basis) in connection with our the implementation of a “poison pill” rights plan or similar plan; (vi) authorize or approve any increase to the number of aggregate shares of capital stock reserved for issuance pursuant to our stock option, stock purchase plans or other equity incentive plans such that the total aggregate number of shares issued under such plans and reserved for issuance under such plans (on an as-converted basis) exceeds the number of shares issued and reserved for issuance under such plans (on an as-converted basis) on the date of the closing of the Series A Convertible Preferred Stock financing by more than 20% (adjusted for stock splits, combinations, stock dividends, recapitalizations and the like), provided that any increases resulting solely from the annual increases resulting from the “evergreen” provisions of our equity incentive plans in effect on the date of the closing of the offering shall not be subject to this restriction and shall not be included for purposes of determining whether such 20% increase has occurred; (vii) issue stock or other equity securities of any of our subsidiaries (other than to us or another wholly-owned subsidiary) or declare or pay any dividend or other distribution of cash, shares or other assets or redemption or repurchase of shares of any subsidiary; or (viii) incur any secured indebtedness other than any Permitted Indebtedness.

In connection with the Series A Convertible Preferred Stock financing, our board of directors approved an amendment to our bylaws, effective as of October 2, 2012, to provide that the holders of Series A Convertible Preferred Stock may take any exclusive action required or permitted to be taken by the stockholders holding Series A Convertible Preferred Stock pursuant to the certificate of designation by written consent at any time.

Dividends. The Series A Convertible Preferred Stock does not accrue dividends. The holders of Series A Convertible Preferred Stock will be entitled to receive dividends and other distributions on a pari passu basis with the holders of common stock on an as-converted basis.

Redemption. The Series A Convertible Preferred Stock is not redeemable.

The certificate of designation for the Series A Convertible Preferred Stock is included in Exhibit 3.1 to our Annual Report on Form 10-K filed with SEC on March 2, 2020. The foregoing description of the certificate of designation and the Series A Convertible Preferred Stock does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Series C Convertible Preferred Stock

On September 4, 2018, we filed a certificate of designation which designated 10,150 shares of our preferred stock as “Series C Convertible Preferred Stock.” As of June 30, 2020, there were 10,150 shares of Series C Convertible Preferred Stock outstanding.

On September 4, 2018, we entered into and closed a Series B Preferred Stock Exchange Agreement (Exchange Agreement) with the holders of all of the outstanding shares of Series B Convertible Preferred Stock. Under the Exchange Agreement, the holders of Series B Convertible Preferred Stock exchanged their shares of Series B Convertible Preferred Stock for an aggregate of 10,150 shares of Series C Convertible Preferred Stock. All of the outstanding shares of Series B Convertible Preferred Stock were canceled in the exchange. The powers, preferences and rights of the Series C Convertible Preferred Stock are set forth in the certificate of designation filed with the Secretary of State of the State of Delaware.

Conversion.  Each share of Series C Convertible Preferred Stock is convertible into 1,000 shares of our common stock at any time at the option of the holder, provided that the holder will be prohibited from converting Series C Convertible Preferred Stock into shares of our common stock if, as a result of such conversion, the holder, together with its affiliates, would own more than 9.98% of the total number of shares of our common stock then issued and outstanding. The Series C Convertible Preferred Stock is not subject to any price-based or other anti-dilution protections.

Liquidation Preference. In the event of our liquidation, dissolution or winding up and in the event of certain mergers, tender offers and asset sales, the holders of the Series C Convertible Preferred Stock will receive the greater of (a) the liquidation preference equal to $10,150,000 in the aggregate, plus any declared but unpaid dividends, or (b) the amount such holders would receive had all shares of the Series C Convertible Preferred Stock been converted into our common stock immediately before such event. With respect to rights upon liquidation, the Series C Convertible Preferred Stock ranks junior to our Series A Convertible Preferred Stock and senior to our common stock. The Series C Convertible Preferred Stock ranks junior to all existing and future indebtedness.

Voting Rights.  Except as otherwise required by law (or with respect to approval of certain actions), the Series C Convertible Preferred Stock does not have voting rights.

Redemption.  The Series C Convertible Preferred Stock is not redeemable at the option of the holder.

Dividends. The Series C Convertible Preferred Stock does not accrue dividends.

The certificate of designation for the Series C Convertible Preferred Stock is included in Exhibit 3.1 to our Annual Report on Form 10-K filed with SEC on March 2, 2020. The foregoing description of the certificate of designation and the Series C Convertible Preferred Stock does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Debt Securities

General

We may issue, from time to time, debt securities in one or more series that will consist of either senior debt or subordinated debt under one or more trust indentures to be executed by us and a specified trustee. The terms of the debt securities will include those stated in the indenture and those made a part of the indenture (before any supplements) by reference to the Trust Indenture Act of 1939. The indentures will be qualified under the Trust Indenture Act. Debt securities, whether senior or subordinated, may be issued as convertible debt securities or exchangeable debt securities.

The following description sets forth certain anticipated general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement (which terms may be different than those stated below) and the extent, if any, to which such general provisions may apply to the debt securities so offered will be described in the prospectus supplement relating to such debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, investors should review both the prospectus supplement relating thereto and the following description. Forms of the senior indenture (as discussed herein) and the subordinated indenture (as discussed herein) are included as exhibits to the registration statement of which this prospectus is a part.

The debt securities will be our direct obligations and may be either senior debt securities or subordinated debt securities. The indebtedness represented by subordinated securities will be subordinated in right of payment to the prior payment in full of our senior debt (as defined in the applicable indenture). Senior securities and subordinated securities will be issued pursuant to separate indentures (respectively, a senior indenture and a subordinated indenture), in each case between us and a trustee.

Except as set forth in the applicable indenture and described in a prospectus supplement relating thereto, the debt securities may be issued without limit as to aggregate principal amount, in one or more series, secured or unsecured, in each case as established from time to time in or pursuant to authority granted by a resolution of our board of directors or as established in the applicable indenture. All debt securities of one series need not be issued at the time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of such series, for issuance of additional debt securities of such series. The applicable indenture may provide that we may issue debt securities in any currency or currency unit designated by us. Except for any limitations on consolidation, merger and sale of all or substantially all of our assets that may be contained in the applicable indenture, the terms of such indenture will not contain any covenants or other provisions designed to afford holders of any debt securities protection with respect to our operations, financial condition or transactions involving us.

The prospectus supplement relating to any series of debt securities being offered will contain the specific terms thereof, including, without limitation:

•	the title of such debt securities and whether such debt securities are senior securities or subordinated securities and the terms of any such subordination;

•	the aggregate principal amount of such debt securities and any limit on such aggregate principal amount;

•

the percentage of the principal amount at which such debt securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or (if applicable) the portion of the principal amount of such debt securities which is convertible into common stock or preferred stock, or the method by which any such portion shall be determined;

•	the date or dates, or the method for determining the date or dates, on which the principal of such debt securities will be payable;

•	the rate or rates (which may be fixed or variable), or the method by which the rate or rates shall be determined, at which such debt securities will bear interest, if any;

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the date or dates, or the method for determining such date or dates, from which any interest will accrue, the interest payment dates on which any such interest will be payable, the regular record dates for such interest payment dates, or the method by which any such date shall be determined, the person to whom such interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

•	the right, if any, to extend the interest payment periods and the duration of the extensions;

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the place or places where the principal of (and premium, if any) and interest, if any, on such debt securities will be payable, such debt securities may be surrendered for conversion or registration of transfer or exchange and notices or demands to or upon us in respect of such debt securities and the applicable indenture may be served;

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the period or periods within which, the price or prices at which and the terms and conditions upon which such debt securities may be redeemed, as a whole or in part, at our option, if we have such an option;

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our obligation, if any, to redeem, repay or purchase such debt securities pursuant to any sinking fund or analogous provision or at the option of a holder thereof, and the period or periods within which, the price or prices at which and the terms and conditions upon which such debt securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to such obligation;

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if other than U.S. dollars, the currency or currencies in which such debt securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

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whether the amount of payments of principal of (and premium, if any) or interest, if any, on such debt securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based on a currency, currencies, currency unit or units or composite currencies) and the manner in which such amounts shall be determined;

•	any additions to, modifications of or deletions from the terms of such debt securities with respect to the events of default or covenants set forth in the indenture;

•	any provisions for collateral security for repayment of such debt securities;

•	whether such debt securities will be issued in certificated and/or book-entry form;

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whether such debt securities will be in registered or bearer form and, if in registered form, the denominations thereof if other than $1,000 and any integral multiple thereof and, if in bearer form, the denominations thereof and terms and conditions relating thereto;

•	whether issued in the form of one or more global securities and whether all or a portion of the principal amount of the debt securities is represented thereby;

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if other than the entire principal amount of the debt securities when issued, the portion of the principal amount payable upon acceleration of maturity, and the terms and conditions of any acceleration;

•	if applicable, covenants affording holders of debt protection with respect to our operations, financial condition or transactions involving us;

•	the applicability, if any, of defeasance and covenant defeasance provisions of the applicable indenture;

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the terms, if any, upon which such debt securities may be convertible into our common stock or preferred stock and the terms and conditions upon which such conversion will be effected, including, without limitation, the initial conversion price or rate and the conversion period;

•	if applicable, any limitations on the ownership or transferability of the common stock or preferred stock into which such debt securities are convertible;

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whether and under what circumstances we will pay additional amounts as contemplated in the indenture on such debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such debt securities in lieu of making such payment; and

•	any other material terms of such debt securities.

The debt securities may provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof. Special federal income tax, accounting and other considerations applicable to these original issue discount securities will be described in the applicable prospectus supplement. The applicable prospectus supplement will set forth material U.S. federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are listed or quoted, if any.

The applicable indenture may contain provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving us or in the event of a change of control.

Senior Debt Securities

Payment of the principal of, premium, if any, and interest on senior debt securities will rank on parity with all of our other senior unsecured and unsubordinated debt.

Subordinated Debt Securities

Payment of the principal of, premium, if any, and interest on subordinated debt securities will be subordinated and junior in right of payment to the prior payment in full of all of our senior debt. We will set forth in the applicable prospectus supplement relating to any subordinated debt securities the subordination terms of such securities as well as the aggregate amount of outstanding indebtedness, as of the most recent practicable date, that by its terms would be senior to the subordinated debt securities. We will also set forth in such prospectus supplement limitations, if any, on issuance of additional senior debt.

Merger, Consolidation or Sale

The applicable indenture will provide that we may consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge with or into, any other corporation, provided that:

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either we shall be the continuing corporation, or the successor corporation (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received the transfer of such assets shall expressly assume payment of the principal of (and premium, if any), and interest on, all of the applicable debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in the applicable indenture;

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immediately after giving effect to such transaction and treating any indebtedness which becomes our obligation or an obligation of one of our subsidiaries as a result thereof as having been incurred by us or such subsidiary at the time of such transaction, no event of default under the applicable indenture, and no event which, after notice or the lapse of time, or both, would become such an event of default, shall have occurred and be continuing; and

•	an officer’s certificate and legal opinion covering such conditions shall be delivered to the applicable trustee.

Covenants

The applicable indenture will contain covenants requiring us to take certain actions and prohibiting us from taking certain actions. The covenants with respect to any series of debt securities will be described in the prospectus supplement relating thereto.

Events of Default, Notice and Waiver

Each indenture will describe specific “events of default” with respect to any series of debt securities issued thereunder. Such “events of default” are likely to include (with grace and cure periods):

•	default in the payment of any installment of interest on any debt security of such series;

•	default in the payment of principal of (or premium, if any, on) any debt security of such series at its maturity or upon any redemption, by declaration or otherwise;

•	default in making any required sinking fund payment for any debt security of such series;

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default in the performance or breach of any other covenant or warranty of the Company contained in the applicable indenture (other than a covenant added to the indenture solely for the benefit of a series of debt securities issued thereunder other than such series), continued for a specified period of days after written notice as provided in the applicable indenture;

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default in the payment of specified amounts of indebtedness of the Company or any mortgage, indenture or other instrument under which such indebtedness is issued or by which such indebtedness is secured, such default having occurred after the expiration of any applicable grace period and having resulted in the acceleration of the maturity of such indebtedness, but only if such indebtedness is not discharged or such acceleration is not rescinded or annulled;

•	certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Company or any of our significant subsidiaries or their property; and

•	any other event of default provided in the applicable resolution of our board of directors or the supplemental indenture under which we issue series of debt securities.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture. Unless otherwise indicated in the applicable prospectus supplement, if an event of default under any indenture with respect to debt securities of any series at the time outstanding occurs and is continuing, then the applicable trustee or the holders of not less than a majority of the principal amount of the outstanding debt securities of that series may declare the principal amount (or, if the debt securities of that series are original issue discount securities or indexed securities, such portion of the principal amounts may be specified in the terms thereof) of all the debt securities of that series to be due and payable immediately by written notice thereof to us (and to the applicable trustee if given by the holders). However, at any time after such a declaration of acceleration with respect to debt securities of such series (or of all debt securities then outstanding under any indenture, as the case may be) has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of not less than a majority in principal amount of outstanding debt securities of such series (or of all debt securities then outstanding under the applicable indenture, as the case may be) may rescind and annul such declaration and its consequences if:

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we shall have deposited with the applicable trustee all required payments of the principal of (and premium, if any) and interest on the debt securities of such series (or of all debt securities then outstanding under the applicable indenture, as the case may be), plus certain fees, expenses, disbursements and advances of the applicable trustee; and

•

all events of default, other than the non-payment of accelerated principal (or specified portion thereof), with respect to debt securities of such series (or of all debt securities then outstanding under the applicable indenture, as the case may be) have been cured or waived as provided in such indenture.

If an event of default relating to events of bankruptcy, insolvency or reorganization of the Company occurs and is continuing, then the principal amount of all of the debt securities outstanding, and any accrued interest, will automatically become due and payable immediately, without any declaration or other act by the trustee or any holder.

Each indenture also will provide that the holders of not less than a majority in principal amount of the outstanding debt securities of any series (or of all debt securities then outstanding under the applicable indenture, as the case may be) may waive any past default with respect to such series and its consequences, except a default:

•	in the payment of the principal of (or premium, if any) or interest on any debt security of such series; or

•	in respect of a covenant or provision contained in the applicable indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security affected thereby.

Each trustee will be required to give notice to the holders of debt securities within 90 days of a default under the applicable indenture unless such default shall have been cured or waived; provided, however, that such trustee may withhold notice to the holders of any series of debt securities of any default with respect to such series (except a default in the payment of the principal of (or premium, if any) or interest on any debt security of such series or in the payment of any sinking fund installment in respect of any debt security of such series) if specified responsible officers of such trustee consider such withholding to be in the interest of such holders.

Each indenture will provide that no holders of debt securities of any series may institute any proceedings, judicial or otherwise, with respect to such indenture or for any remedy thereunder, except in the case of failure of the applicable trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of such series, as well as an offer of indemnity reasonably satisfactory to it. This provision will not prevent, however, any holder of debt securities from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest on such debt securities at the respective due dates thereof.

Each indenture provides that in case an event of default shall occur and be known to any trustee and not be cured, the trustee must use the same degree of care as a prudent person would use in the conduct of his or her own affairs in the exercise of the trustee’s power. Subject to provisions in each indenture relating to its duties in case of default, no trustee will be under any obligation to exercise any of its rights or powers under an indenture at the request or direction of any holders of any series of debt securities then outstanding under such indenture, unless such holders shall have offered to the trustee thereunder reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding debt securities of any series (or of all debt securities then outstanding under an indenture, as the case may be) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon such trustee. However, a trustee may refuse to follow any direction which is in conflict with any law or the applicable indenture, which may involve such trustee in personal liability or which may be unduly prejudicial to the holders of debt securities of such series not joining therein.

Within 120 days after the close of each fiscal year, we will be required to deliver to each trustee a certificate, signed by one of several specified officers, stating whether or not such officer has knowledge of any default under the applicable indenture and, if so, specifying each such default and the nature and status thereof.

Modification of the Indenture

Each indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to:

•	secure any debt securities;

•	evidence the assumption by a successor corporation of our obligations;

•	add covenants for the protection of the holders of debt securities;

•	cure any ambiguity or correct any inconsistency in the indenture;

•	establish the forms or terms of debt securities of any series; and

•	evidence and provide for the acceptance of appointment by a successor trustee.

It is anticipated that modifications and amendments of an indenture may be made by us and the trustee, with the consent of the holders of not less than a majority in principal amount of each series of the outstanding debt securities issued under the indenture that are affected by the modification or amendment, provided that no such modification or amendment may, without the consent of each holder of such debt securities affected thereby:

•	change the stated maturity date of the principal of (or premium, if any) or any installment of interest, if any, on any such debt security;

•	reduce the principal amount of (or premium, if any) or the interest, if any, on any such debt security or the principal amount due upon acceleration of an original issue discount security;

•	change the time or place or currency of payment of principal of (or premium, if any) or interest, if any, on any such debt security;

•	impair the right to institute suit for the enforcement of any such payment on or with respect to any such debt security;

•	reduce any amount payable on redemption;

•	modify any of the subordination provisions or the definition of senior indebtedness applicable to any subordinated debt securities in a manner adverse to the holders of those securities;

•	reduce the above-stated percentage of holders of debt securities necessary to modify or amend the indenture; or

•	modify the foregoing requirements or reduce the percentage of outstanding debt securities necessary to waive compliance with certain provisions of the indenture or for waiver of certain defaults.

A record date may be set for any act of the holders with respect to consenting to any amendment. The holders of not less than a majority in principal amount of outstanding debt securities of each series affected thereby will have the right to waive our compliance with certain covenants in such indenture. Each indenture will contain provisions for convening meetings of the holders of debt securities of a series to take permitted action.

A prospectus supplement may set forth modifications or additions to these provisions with respect to a particular series of debt securities.

Conversion or Exchange Rights

A prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock, preferred stock or other securities. These terms will also include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. Such provisions will also include the conversion or exchange price (or manner or calculation thereof), the conversion or exchange period, the events requiring an adjustment of the conversion or exchange price, and provisions affecting conversion or exchange in the event of the redemption of such series of debt securities.

Registered Global Securities

We may issue the debt securities of a series in whole or in part in the form of one or more fully registered global securities that we will deposit with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities.

Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:

•	by the depositary for such registered global security to its nominee;

•	by a nominee of the depositary to the depositary or another nominee of the depositary; or

•	by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement with respect to any portion of such series represented by a registered global security. We anticipate that the following provisions will apply to all depositary arrangements for debt securities:

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ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for the registered global security, those persons being referred to as “participants,” or persons that may hold interests through participants;

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upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

•	any dealers, underwriters, or agents participating in the distribution of the debt securities will designate the accounts to be credited; and

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ownership of any beneficial interest in the registered global security will be shown on, and the transfer of any ownership interest will be effected only through, records maintained by the depositary for the registered global security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants).

The laws of some states may require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as set forth below, owners of beneficial interests in a registered global security:

•	will not be entitled to have the debt securities represented by a registered global security registered in their names;

•	will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and

•	will not be considered the owners or holders of the debt securities under the indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.

We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and those participants would authorize beneficial owners owning through those participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

We will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. None of the Company, the trustee or any other agent of the Company or the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name.” We also expect that any of these payments will be the responsibility of the participants.

If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, we will issue the debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more registered global securities. In such event, we will issue debt securities of that series in a definitive form in exchange for all of the registered global securities representing the debt securities. The trustee will register any debt securities issued in definitive form in exchange for a registered global security in such name or names as the depositary, based upon instructions from its participants, shall instruct the trustee.

We may also issue bearer debt securities of a series in the form of one or more global securities, referred to as “bearer global securities.” We will deposit these bearer global securities with a common depositary for Euroclear System and Clearstream Banking Luxembourg, Société Anonyme, or with a nominee for the depositary identified in the prospectus supplement relating to that series. The prospectus supplement relating to a series of debt securities represented by a bearer global security will describe the specific terms and procedures, including the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security, with respect to the position of the series represented by a bearer global security.

Discharge, Defeasance and Covenant Defeasance

We can discharge or defease our obligations under the indenture as set forth below. Unless otherwise set forth in the applicable prospectus supplement, the subordination provisions applicable to any subordinated debt securities will be expressly subject to the discharge and defeasance provisions of the indenture.

We may discharge some of our obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable within one year (or are scheduled for redemption within one year). We may effect a discharge by irrevocably depositing with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of, premium, if any, and interest on the debt securities and any mandatory sinking fund payments.

Unless otherwise provided in the applicable prospectus supplement, we may also discharge any and all of our obligations to holders of any series of debt securities at any time (“defeasance”). We also may be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an event of default (“covenant defeasance”). We may effect defeasance and covenant defeasance only if, among other things:

•

we irrevocably deposit with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be sufficient to pay at maturity (or upon redemption) the principal, premium, if any, and interest on all outstanding debt securities of the series; and

•

we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that the holders of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter the holders’ U.S. federal income tax treatment of principal, premium, if any, and interest payments on the series of debt securities, which opinion, in the case of legal defeasance, must be based on a ruling of the Internal Revenue Service issued, or a change in U.S. federal income tax law.

Although we may discharge or defease our obligations under the indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.

Redemption of Securities

Debt securities may also be subject to optional or mandatory redemption on terms and conditions described in the applicable prospectus supplement.

From and after notice has been given as provided in the applicable indenture, if funds for the redemption of any debt securities called for redemption shall have been made available on such redemption date, such debt securities will cease to bear interest on the date fixed for such redemption specified in such notice, and the only right of the holders of the debt securities will be to receive payment of the redemption price.

Notices

Holders of our debt securities will receive notices by mail at their addresses as they appear in the security register.

Title

We may treat the person in whose name a debt security is registered on the applicable record date as the owner of the debt security for all purposes, whether or not it is overdue.

Governing Law

Unless otherwise set forth in the applicable prospectus supplement, New York law will govern the indentures and the debt securities, without regard to its conflicts of law principles.

Concerning the Trustee

Each indenture provides that there may be more than one trustee under the indenture, each with respect to one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under the indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only with respect to the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed with respect to one or more series of debt securities. All payments of principal of, premium, if any, and interest on, and all registration, transfer, exchange, authentication and delivery (including authentication and delivery on original issuance of the debt securities) of, the debt securities of a series will be effected by the trustee with respect to that series at an office designated by the trustee in New York, New York.

Each indenture contains limitations on the right of the trustee, should it become a creditor of the Company, to obtain payment of claims in some cases or to realize on certain property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties with respect to the debt securities, however, it must eliminate the conflict or resign as trustee.

Warrants

We may issue warrants for the purchase of debt securities, preferred stock, common stock, or any combination thereof. We may issue warrants independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from the other offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into by us with a warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. Further terms of the warrants and the applicable warrant agreements will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement relating to any particular issue of warrants will describe the terms of the warrants, including, as applicable, the following:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, terms and number of shares of preferred stock or common stock or principal amount of debt securities purchasable upon exercise of the warrants;

•	the designation and terms of the offered securities, if any, with which the warrants are issued and the number of the warrants issued with each offered security;

•	the date, if any, on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;

•	the price at which each share of preferred stock, common stock or underlying debt securities purchasable upon exercise of the warrants may be purchased or the manner of determining such price;

•	the date on which the right to exercise the warrants shall commence and the date on which that right shall expire;

•	the minimum or maximum amount of the warrants which may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	a discussion of certain federal income tax considerations; and

•	any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

Units

We may issue units comprising one or more securities described in this prospectus in any combination. The following description sets forth certain general terms and provisions of the units that we may offer pursuant to this prospectus. The particular terms of the units and the extent, if any, to which the general terms and provisions may apply to the units so offered will be described in the applicable prospectus supplement.

Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit will have the rights and obligations of a holder of each included security. Units will be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date. A copy of the forms of the unit agreement and the unit certificate relating to any particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the unit agreement and the related unit certificate, see “Where You Can Find More Information.”

The prospectus supplement relating to any particular issuance of units will describe the terms of those units, including, to the extent applicable, the following:

•	the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

USE OF PROCEEDS

We currently intend to use the net proceeds from the sale of our securities for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include, among other items, sales and marketing expenditures, funding of clinical trials, research and development, regulatory activities, acquisitions of companies, products, intellectual property or other technology, investments and capital expenditures. While we have no current plans for any specific acquisitions at this time, we believe opportunities may exist from time to time to expand our current business through strategic alliances or acquisitions of other companies, products or compounds. We have not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes. As a result, our management will have significant discretion and flexibility in applying the net proceeds from the sale of these securities. Pending any use, as described above, we intend to invest the net proceeds in high-quality, short-term, interest-bearing securities. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus.

DIVIDEND POLICY

We have not declared or paid cash dividends on our common stock since our inception. We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any cash dividends in the foreseeable future. Any future determination to declare cash dividends will be made at the discretion of our board of directors, subject to compliance with certain covenants under our credit facilities (including our current credit facility) which restrict or limit our ability to declare of pay dividends, and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our board of directors may deem relevant. Consequently, stockholders will need to sell our securities to realize a return on their investment, if any.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.

We may also sell equity securities covered by this registration statement in an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price, either:

•

on or through the facilities of The Nasdaq Global Market or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or

•	to or through a market maker otherwise than on The Nasdaq Global Market or such other securities exchanges or quotation or trading services.

Such at-the-market offerings, if any, may be conducted by underwriters acting as principal or agent.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of any underwriters, dealers or agents, if any;
•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;
•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;
•	any public offering price;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on any exchange or over-the-counter market or otherwise.

Any underwriters who are qualified market makers on The Nasdaq Global Market may engage in passive market making transactions in the securities on The Nasdaq Global Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon by Nelson Mullins Riley & Scarborough LLP, Atlanta, Georgia.

EXPERTS

The audited financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which is part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. For further information pertaining to us and the securities offered in this prospectus, reference is made to that registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents or provisions of any documents referred to in this prospectus are not necessarily complete, and in each instance where a copy of the document has been filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matters involved.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet on the SEC’s website at www.sec.gov. Our common stock is listed on The Nasdaq Global Market under the symbol “ALIM.” General information about our company, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at www.alimerasciences.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on, or than can be accessed through, our website is not incorporated into this prospectus or other securities filings and is not a part of these filings.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC.  Because we are incorporating by reference future filings with the SEC, this prospectus and the accompanying prospectus supplement are continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus and the accompanying prospectus supplement. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus, the accompanying prospectus supplement or in any document previously incorporated by reference have been modified or superseded. Our periodic reports are filed with the SEC under SEC File Number 001-34703.

We hereby incorporate by reference the following documents:

•	our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on March 2, 2020;
•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020 filed with the SEC on May 6, 2020 and August 4, 2020, respectively;
•

those portions of our Definitive Proxy Statement on Schedule 14A for our 2020 Annual Meeting of Stockholders filed with the SEC on April 29, 2020 that are incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2019;

•

our Current Reports on Form 8-K filed with the SEC on January 6, 2020, February 24, 2020, March 6, 2020, April 23, 2020, May 1, 2020 and June 19, 2020, in each case only to the extent filed and not furnished; and

•

the description of our common stock contained in our registration statement on Form 8-A (File No. 001-34703) filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on April 19, 2010, including any amendment or reports filed for the purpose of updating such descriptions.

In addition, all documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, until the offering of the securities offered hereby is terminated or completed, shall be deemed to be incorporated by reference in this prospectus.

Unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide each person to whom a prospectus is delivered a copy of all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus. You may obtain copies of these filings, at no cost, through the “Investors” section of our website (www.alimerasciences.com) and you may request a copy of these filings (other than an exhibit to any filing unless we have specifically incorporated that exhibit by reference into the filing), at no cost, by writing or telephoning us at the following address:

Corporate Secretary

Alimera Sciences, Inc.

6120 Windward Parkway, Suite 290

Alpharetta, GA 30005

(678) 990-5740

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The expenses relating to the registration of the securities will be borne by the registrant. The following expenses, with the exception of the SEC registration fee, are estimates:

SEC registration fee	$10,910
Legal fees and expenses	*
Accounting fees and expenses	*
Printing and engraving costs	*
Trustee fees and expenses	*
Transfer agent and registrar fees and expenses	*
Miscellaneous	*
Total	*

*	Estimated expenses not presently known. The applicable prospectus supplement will set forth the estimated amount of expenses of any offering of securities.

Item 15. Indemnification of Directors and Officers

We have entered or will enter into indemnification agreements with each of our directors and executive officers. The agreements provide that we will indemnify each of our directors and executive officers against any and all expenses incurred by that director or executive officer because of his status as one of our directors or executive officers, to the fullest extent permitted by Delaware law, our restated certificate of incorporation and our amended and restated bylaws. In addition, the agreements provide that, to the fullest extent permitted by Delaware law, but subject to various exceptions, we will advance all expenses incurred by our directors in connection with a legal proceeding.

Our restated certificate of incorporation and amended and restated bylaws contain provisions relating to the limitation of liability and indemnification of directors. The restated certificate of incorporation provides that our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	in respect of unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•	for any transaction from which the director derives any improper personal benefit.

Our restated certificate of incorporation also provides that if Delaware law is amended in the future to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law. The foregoing provisions of the restated certificate of incorporation are not intended to limit the liability of directors or officers for any violation of applicable federal securities laws. As permitted by Section 145 of the Delaware General Corporation Law, our restated certificate of incorporation provides that we may indemnify our directors to the fullest extent permitted by Delaware law and the restated certificate of incorporation provisions relating to indemnity may not be retroactively repealed or modified so as to adversely affect the protection of our directors.

In addition, as permitted by Section 145 of the Delaware General Corporation Law, our amended and restated bylaws authorize us (a) to enter into indemnification agreements with our directors and executive officers and (b) to purchase directors’ and officers’ liability insurance, which we currently maintain to cover our directors and executive officers.

Item 16. Exhibits

Exhibit No.	Description
1.1**	Form of Underwriting Agreement
3.1

Restated Certificate of Incorporation of Registrant, as amended on various dates (filed as Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K, as filed with the SEC on March 2, 2020, and incorporated herein by reference)

3.2

Amended and Restated Bylaws of Registrant, as amended (filed as Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K, as filed with the SEC on March 2, 2020, and incorporated herein by reference)

4.1

Irrevocable Waiver of Rights to Designate Series A Director dated May 16, 2014 (filed as Exhibit 4.11 to the Registrant’s Current Report on Form 8-K, as filed on May 16, 2014, and incorporated herein by reference)

4.2.A

Warrant Agreement dated as of April 24, 2014 issued to Hercules Technology Growth Capital, Inc. (filed as Exhibit 4.11 to the Registrant’s Quarterly Report on Form 10-Q, as filed on August 11, 2014, and incorporated herein by reference)

4.2.B

Amendment No. 1 dated November 2, 2015 to Warrant Agreement dated as of April 24, 2014 by and among the Registrant and Hercules Technology Growth Capital, Inc. (filed as Exhibit 4.13 to the Registrant’s Annual Report on Form 10-K, as filed on March 15, 2016, and incorporated herein by reference)

4.2.C

Amendment No. 2 dated March 14, 2016 to Warrant Agreement dated as of April 24, 2014 by and among the Registrant and Hercules Technology Growth Capital, Inc. (filed as Exhibit 4.14 to the Registrant’s Quarterly Report on Form 10-Q, as filed on May 6, 2016, and incorporated herein by reference)

4.2.D

Amendment No. 3 dated July 21, 2016 to Warrant Agreement dated as of April 24, 2014 by and among the Registrant and Hercules Capital, Inc. f/k/a Hercules Technology Growth Capital, Inc. (filed as Exhibit 4.15 to the Registrant’s Quarterly Report on Form 10-Q, as filed on November 4, 2016, and incorporated herein by reference)

4.2.E

Warrant Agreement dated October 20, 2016 by and among the Registrant and Hercules Capital, Inc. f/k/a Hercules Technology Growth Capital, Inc. (filed as Exhibit 4.16 to the Registrant’s Quarterly Report on Form 10-Q, as filed on November 4, 2016, and incorporated herein by reference)

4.3	Form of Senior Indenture (filed as Exhibit 4.6 to the Registrant’s Registration Statement on Form S-3 (SEC File No. 333-221061), as filed October 20, 2017, and incorporated herein by reference)
4.4	Form of Subordinated Indenture (filed as Exhibit 4.6 to the Registrant’s Registration Statement on Form S-3 (SEC File No. 333-221061), as filed October 20, 2017, and incorporated herein by reference)
4.5**	Certificate of Designation of Preferred Stock
4.6**	Form of Warrant
5.1*	Opinion of Nelson Mullins Riley & Scarborough LLP
23.1*	Consent of Grant Thornton LLP, independent registered public accounting firm for the Registrant
23.2*	Consent of Nelson Mullins Riley & Scarborough LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on the signature page of this registration statement)
25.1+	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee, as Trustee under the Indenture

*	Filed herewith.

**	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the offered securities.
+	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

Item 17. Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that  paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;  provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 (the “TIA”) in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the TIA.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alpharetta, State of Georgia on November 2, 2020.

ALIMERA SCIENCES, INC.
By:	/s/ Richard S. Eiswirth, Jr.
Richard S. Eiswirth, Jr.
President and Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned officers and directors of Alimera Sciences, Inc. constitutes and appoints Richard S. Eiswirth, Jr., J. Philip Jones and Christopher S. Visick, and each of them singly, his true and lawful attorney-in-fact and agent, with full power to act separately and full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard S. Eiswirth, Jr.	President, Chief Executive Officer and Director (Principal Executive Officer)	November 2, 2020
Richard S. Eiswirth, Jr.

/s/ J. Philip Jones	Chief Financial Officer (Principal Financial and Accounting Officer)	November 2, 2020
J. Philip Jones

/s/ C. Daniel Myers	Chairman of the Board of Directors	November 2, 2020
C. Daniel Myers

/s/ James R. Largent	Lead Independent Director	November 2, 2020
James R. Largent

/s/ Brian K. Halak	Director	November 2, 2020
Brian K. Halak, Ph.D.

/s/ Garheng Kong	Director	November 2, 2020
Garheng Kong, M.D., Ph.D.

/s/ Peter J. Pizzo, III	Director	November 2, 2020
Peter J. Pizzo, III

/s/ John Snisarenko	Director	November 2, 2020
John Snisarenko

/s/ Mary T. Szela	Director	November 2, 2020
Mary T. Szela